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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-90713) of IGI, Inc., the Registration Statement on Form S-8 and S-3 (No. 33-35047) of IGI, Inc., the Registration Statement on Form S-8 and S-3 (No. 33-43212) of IGI, Inc. the Registration Statement of IGI, Inc. on Form S-8 and S-3 (No. 33-47777) of IGI, Inc., the Registration Statement on Form S-3 (No. 33-54920) of IGI, Inc., the Registration Statement of IGI, Inc. on Form S-8 (No. 33-58479) of IGI, Inc. the Registration Statement on Form S-8 (No. 33-65249) of IGI, Inc. the Registration Statement on Form S-3 (No. 333-27173) of IGI, Inc. and the Registration Statement of IGI, Inc on Form S-8 (No. 333-28183) of IGI, Inc. of our report, dated July 31, 1998, except as to Note 8, which is as of August 19, 1998, appearing on page 33 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 55 of this Form 10-K.

PricewaterhouseCoopers llp

30 South 17th Street
Philadelphia, Pennsylvania
July 31, 1998